EXHIBIT 10.5
AMENDMENT
AMENDMENT, dated March ___, 2006, to that certain option agreement, dated February 16, 2006 (the “Agreement”), by and between eFunds Corporation, a Delaware corporation (the “Company”), and John B. (Jack) Benton. Capitalized terms used without definition herein shall have the meanings assigned to such terms in the Agreement.
1.	Amendment. Section 1(b) of each of the Agreements is hereby amended to delete the reference to Approved Retirement in the definition of Qualifying Termination appearing therein and Section 3.3(ii) of each such Agreement is hereby amended to add the clause
“, Approved Retirement” after the words “Qualifying Termination.”
IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date set forth above.
eFUNDS CORPORATION

By:	/s/ Laura DeCespedes	/s/ John B. Benton

Its: EVP Human Resources		John B. (Jack) Benton
Approved as to Form
Law Dept.
SFC